UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2012 (October 1, 2012)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  OTHER EVENTS

On December 4, 2009, HPIL Holding (the “Company” ) issued 22,000 shares of its preferred stock series 1 class P-1 (the “Preferred Stock”) to Mr. Louis Bertoli, the Company’s President and Chief Executive Officer.    After consultation between Mr. Bertoli and members of the Board of Directors, it was determined that it was in the best interest of the Company to cancel the award of Preferred Stock made to Mr. Bertoli on December 4, 2009.  In exchange, the Company  issued an unsecured note to Mr. Bertoli in the amount of $192,500.

On October 1, 2012, the Company’s Board of Directors cancelled the award of Preferred Stock to Mr. Bertoli.  As a result, the Preferred Stock will be returned to the Company’s treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: October 2, 2012	By: /s/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary